EXHIBIT 99.1

PEGASYSTEMS ANNOUNCES SECOND QUARTER 2017 FINANCIAL RESULTS

•	License and Cloud Backlog increases 32% year over year

•	First half revenue growth of 15% coupled with operating margin expansion

•	Record operating cash flow of $86 million in first half of 2017

CAMBRIDGE, MA - August 9, 2017 - Pegasystems Inc. (NASDAQ: PEGA), the software company empowering customer engagement at the world’s leading enterprises, today announced its second quarter and first half 2017 financial results.

“The first half of 2017 has created a great foundation for the year,” said Alan Trefler, founder and CEO, Pegasystems. “We’re excited about the reception of our CRM capabilities and see a good mix of business between our applications and platform. We’re entering the second half of the year with tremendous momentum coming out of PegaWorld, our largest customer engagement and sales event to date, and we are very pleased with how the new products and partnerships we launched there are being received.”

“We’re very pleased with our first half results,” said Ken Stillwell, CFO, Pegasystems, “with revenue growth outpacing spending. In the second quarter we continued to see a higher than historical mix of recurring, which increases our longer-term visibility and predictability, and contributed to a 32% increase in license and cloud backlog compared to a year ago.”

SELECTED GAAP AND NON-GAAP FINANCIAL RESULTS (1)

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands, except per share amounts and %)	2017	2016	Change	2017	2016	Change
Total Revenue (GAAP)	$197,980	$188,996	5%	$421,227	$367,854	15%
Total Revenue (Non-GAAP)	197,980	189,846	4%	421,227	368,704	14%
Net Income (GAAP)	11,406	4,536	151%	38,427	14,936	157%
Net Income (Non-GAAP)	12,231	14,644	(16%)	44,171	32,447	36%
Diluted Earnings per share (GAAP)	0.14	0.06	133%	0.47	0.19	147%
Diluted Earnings per share (Non-GAAP)	0.15	0.19	(21%)	0.54	0.41	32%

(1)	See a reconciliation of our GAAP to Non-GAAP measures contained in the financial schedules at the end of this release.

Impact of New Revenue Standard: Historically, Recurring Revenue and License and Cloud Backlog have been our primary performance metrics. However, due to the change in the revenue recognition patterns of term license arrangements as a result of the expected implementation of the new revenue accounting standard (ASC 606 “Revenue from Contracts with Customers”) in the first quarter of 2018, we have started tracking the performance measure Annualized Contract Value (“ACV”). The change in ACV measures the growth and predictability of future cash flows from committed term license, cloud, and maintenance arrangements as of the end of the particular reporting period. Additional information about our future adoption of the new revenue standard and its impact can be found in Note 2. “New Accounting Pronouncements” contained in Item 1 of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

Recurring Revenue and Total License, Cloud, and Maintenance Revenue

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands)	2017	2016	Change	2017	2016	Change
Term license	$30,782	$18,864	63%	$84,492	$73,196	15%
Cloud	12,733	11,269	13%	23,560	19,767	19%
Maintenance	59,590	55,161	8%	118,555	108,136	10%

Total recurring revenue	103,105	85,294	21%	226,607	201,099	13%
Perpetual license	30,255	51,807	(42%)	68,935	65,820	5%

Total license, cloud, and maintenance revenue	$133,360	$137,101	(3%)	$295,542	$266,919	11%

License and Cloud Backlog(1): The Company computes license and cloud backlog by adding deferred license and cloud revenue as recorded on the Company’s balance sheet and license and cloud contractual commitments, which are not yet billed and not recorded on its balance sheet.

	June 30,
($ in thousands)	2017		2016		Change
Deferred license and cloud revenue on the balance sheet:(2)
Term license and cloud	$25,104	45%	$19,021	37%	32%
Perpetual license	30,542	55%	32,834	63%	(7%)

Total deferred license and cloud revenue	55,646	100%	51,855	100%	7%

License and cloud contractual commitments not on the balance sheet:(3)
Term license and cloud	422,414	91%	309,338	91%	37%
Perpetual license	39,949	9%	31,439	9%	27%

Total license and cloud commitments	462,363	100%	340,777	100%	36%

Total license (term and perpetual) and cloud backlog	$518,009		$392,632		32%

Total term license and cloud backlog	447,518	86%	328,359	84%	36%

(1)	See historical quarterly license and cloud backlog amounts in a separate schedule at the end of this release.
(2)	See Note 9. “Deferred Revenue” contained in Item 1 of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.
(3)	See “Future Cash Receipts from Committed License and Cloud Arrangements “ contained in Item 2 of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

Annualized Contract Value (ACV): The change in ACV measures the growth and predictability of future cash flows from committed term license, cloud, and maintenance arrangements as of the end of the particular reporting period.

ACV is the sum of the following two components:

•	Term and Cloud contract value divided by the number of committed contract years

•	Quarterly Maintenance revenue reported for the three months ended multiplied by 4.

Quarterly Conference Call

Pegasystems will host a conference call and audio-only Webcast associated with this announcement at 5:00 p.m. EDT today. A live audio Webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Website at www.pega.com/about/investors. Dial-in information is as follows: 1-877-705-6003 (domestic) or 1-201-493-6725 (international). To listen to the Webcast, log onto www.pega.com at least five minutes prior to the event’s broadcast and click on the Webcast icon in the Investors section. A replay of the call will also be available on www.pega.com by clicking the Earnings Calls link in the Investors section.

Discussion of Non-GAAP Financial Measures

To supplement financial results presented in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”), the Company provides non-GAAP measures, including in this release. Pegasystems’ management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared both on a GAAP and non-GAAP basis, and both are approved by our board of directors. In addition and as a consequence of the importance of these measures in managing the business, the Company uses non-GAAP measures and financial performance results in the evaluation process to establish management’s compensation.

The non-GAAP measures exclude the effects of certain business combination accounting entries, stock-based compensation expense, amortization of acquired intangibles, acquisition-related and restructuring expenses, and certain other adjustments. The Company believes that these non-GAAP measures are helpful in understanding its past financial performance and its anticipated future results. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the Company’s GAAP to non-GAAP measures is included in the financial schedules at the end of this release.

Forward-Looking Statements

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry and markets in which we operate, and management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on the Company’s behalf. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “estimate,” “may,” “target,” “strategy,” “is intended to,” “project,” “guidance,” “likely,” “usually,” or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Important factors that could cause actual future activities and results to differ materially from those expressed in such forward-looking statements include, among others, variation in demand for the Company’s products and services and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of license revenue recognition; the ongoing consolidation in the financial services, insurance, healthcare, and communications markets; reliance on third party relationships; the potential loss of vendor specific objective evidence for the Company’s consulting services; the inherent risks associated with international operations and the continued uncertainties in international economies; foreign currency exchange rates; the financial impact of the Company’s past acquisitions and any future acquisitions; the potential legal and financial liabilities and reputation damage due to cyber-attacks and security breaches; and management of the Company’s growth. These risks, and other factors that could cause actual results to differ materially from those expressed in such forward-looking statements, are described more completely in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

These documents are available on the Company’s website at http://www.pega.com/about/investors. The forward-looking statements contained in this press release represent the Company’s views as of August 9, 2017. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, except as required by applicable law, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to August 9, 2017.

About Pegasystems

Pegasystems Inc. is the leader in software for customer engagement and operational excellence. Pega’s adaptive, cloud-architected software - built on its unified Pega® Platform - empowers people to rapidly deploy, and easily extend and change applications to meet strategic business needs. Over its 30-year history, Pega has delivered award-winning capabilities in CRM and BPM, powered by advanced artificial intelligence and robotic automation, to help the world’s leading brands achieve breakthrough business results. For more information on Pegasystems (NASDAQ: PEGA) visit www.pega.com.

Press Contact:

Lisa Pintchman

Pegasystems Inc.

lisa.pintchman@pega.com

(617) 866-6022

Twitter: @pega

Investor Contact:

Garo Toomajanian

ICR for Pegasystems

PegaInvestorRelations@pega.com

(617) 866-6077

All trademarks are the property of their respective owners.

PEGASYSTEMS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
Software license	$61,037	$70,671	$153,427	$139,016
Maintenance	59,590	55,161	118,555	108,136
Services	77,353	63,164	149,245	120,702

Total revenue	197,980	188,996	421,227	367,854

Cost of revenue:
Software license	1,250	1,312	2,550	2,333
Maintenance	7,011	6,315	14,229	12,230
Services	59,614	52,473	119,186	102,047

Total cost of revenue	67,875	60,100	135,965	116,610

Gross profit	130,105	128,896	285,262	251,244

Operating expenses:
Selling and marketing	75,887	74,016	147,175	135,094
Research and development	39,762	35,574	80,058	70,494
General and administrative	12,706	11,294	25,041	22,342
Acquisition-related	—	1,623	—	2,542
Restructuring	—	29	—	287

Total operating expenses	128,355	122,536	252,274	230,759

Income from operations	1,750	6,360	32,988	20,485
Foreign currency transaction (loss) gain	(917)	306	(241)	1,682
Interest income, net	161	188	326	478
Other income (expense), net	566	(1,356)	287	(3,654)

Income before (benefit)/provision for income taxes	1,560	5,498	33,360	18,991
(Benefit)/provision for income taxes	(9,846)	962	(5,067)	4,055

Net income	$11,406	$4,536	$38,427	$14,936

Earnings per share:
Basic	$0.15	$0.06	$0.50	$0.20

Diluted	$0.14	$0.06	$0.47	$0.19

Weighted-average number of common shares outstanding:
Basic	77,313	76,318	77,039	76,347
Diluted	82,945	79,422	82,412	79,329
Cash dividends declared per share	$0.03	$0.03	$0.06	$0.06

PEGASYSTEMS INC.

UNAUDITED RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

(in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
GAAP total revenue	$197,980	$188,996	5%	$421,227	$367,854	15%
Deferred revenue purchase accounting	—	850		—	850

Non-GAAP total revenue	$197,980	$189,846	4%	$421,227	$368,704	14%

GAAP gross profit	$130,105	$128,896	1%	$285,262	$251,244	14%
Deferred revenue purchase accounting	—	850		—	850
Amortization of intangible assets	1,305	1,638		2,639	2,984
Stock-based compensation (2)	3,677	2,914		7,299	5,594

Non-GAAP gross profit	$135,087	$134,298	1%	$295,200	$260,672	13%

GAAP income from operations	$1,750	$6,360	(72%)	$32,988	$20,485	61%
Deferred revenue purchase accounting	—	850		—	850
Amortization of intangible assets	3,174	3,604		6,374	6,569
Stock-based compensation (2)	13,932	10,881		26,440	19,816
Other adjustments	—	(220)		—	(220)
Acquisition-related	—	1,271		—	2,190
Restructuring	—	29		—	287

Non-GAAP income from operations	$18,856	$22,775	(17%)	$65,802	$49,977	32%

GAAP net income	$11,406	$4,536	151%	$38,427	$14,936	157%
Deferred revenue purchase accounting	—	850		—	850
Amortization of intangible assets	3,174	3,604		6,374	6,569
Stock-based compensation (2)	13,932	10,881		26,440	19,816
Other adjustments	—	(220)		—	(220)
Acquisition-related	—	1,271		—	2,190
Restructuring	—	29		—	287
Income tax effects (3)	(16,281)	(6,307)		(27,070)	(11,981)

Non-GAAP net income	$12,231	$14,644	(16%)	$44,171	$32,447	36%

GAAP diluted earnings per share	$0.14	$0.06	133%	$0.47	$0.19	147%
Deferred revenue purchase accounting	—	0.01		—	0.01
Amortization of intangible assets	0.04	0.05		0.08	0.08
Stock-based compensation (2)	0.17	0.14		0.32	0.25
Acquisition-related	—	0.02		—	0.03
Income tax effects (3)	(0.20)	(0.09)		(0.33)	(0.15)

Non-GAAP diluted earnings per share	$0.15	$0.19	(21%)	$0.54	$0.41	32%

GAAP and non-GAAP diluted weighted average common shares outstanding	82,945	79,422	4%	82,412	79,329	4%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures, and the material limitations on the usefulness of these measures, see disclosure under Discussion of Non-GAAP Financial Measures included earlier in this release and below.

Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

•	Deferred revenue purchase accounting: Business combination accounting rules require that we determine the fair value of the deferred revenue liability for contractual obligations assumed primarily from our acquisition of OpenSpan in April 2016. In post-acquisition reporting periods, we recognize revenue for the fair value of these contracts, when all the revenue recognition criteria are satisfied, instead of the revenue that would have been recognized by OpenSpan as an independent company. We add back the effect of the deferred revenue fair value adjustment in non-GAAP revenue to reflect the full amount of these revenues to provide a more complete comparison of the revenue guidance to peer companies.

•	Amortization of intangible assets: We have excluded the amortization expense of intangible assets from our non-GAAP operating expenses and net earnings measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

•	Stock-based compensation expense: We have excluded stock-based compensation expense from our non-GAAP operating expenses and net earnings measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expense.

•	Acquisition-related and restructuring expenses: We have excluded the effect of acquisition-related and restructuring expenses from our non-GAAP operating expenses and net earnings measures. We incurred direct and incremental expenses associated primarily with the OpenSpan acquisition. These acquisition related expenses were primarily professional fees to affect the acquisition. We have also incurred restructuring expenses for one-time employee termination benefits related to the closure of one of our domestic offices, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

(2)	Stock-based compensation expense (in thousands) was as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Cost of revenues	$3,677	$2,914	$7,299	$5,594
Operating expenses	$10,255	$7,967	$19,141	$14,222

Total stock-based compensation before tax	$13,932	$10,881	$26,440	$19,816

(3)	The GAAP effective tax rate was (631%) and 17% for the three months ended June 30, 2017 and 2016, respectively. The effective non-GAAP tax rate was 34% and 33% for the three months ended June 30, 2017 and 2016, respectively. The differences between our GAAP and non-GAAP effective tax rates for the three months ended June 30, 2017 and 2016 primarily relate to the impact of excess tax benefits generated by our stock compensation plans adjustments on our GAAP effective tax rate.

The GAAP effective tax rate was (15%) and 21% for the six months ended June 30, 2017 and 2016, respectively. The effective non-GAAP tax rate was 33% and 33% for the six months ended June 30, 2017 and 2016, respectively. The differences between our GAAP and non-GAAP effective tax rates for the six months ended June 30, 2017 and 2016 primarily relate to the impact of excess tax benefits generated by our stock compensation plans adjustments on our GAAP effective tax rate.

PEGASYSTEMS INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2017	December 31, 2016
Assets:
Total cash, cash equivalents, and marketable securities	$180,040	$133,761
Trade accounts receivable, net	217,020	265,028
Property and equipment, net	38,881	38,281
Deferred income taxes	71,096	69,898
Goodwill and Intangible assets, net	110,734	117,355
Other assets	45,201	30,333

Total assets	$662,972	$654,656

Liabilities and Stockholders’ Equity:
Accrued expenses, including compensation and related expenses	$82,524	$97,411
Deferred revenue	178,357	186,636
Other liabilities	33,456	34,720
Stockholders’ equity	368,635	335,889

Total liabilities and stockholders’ equity	$662,972	$654,656

PEGASYSTEMS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2017	2016
Operating activities:
Net Income	$38,427	$14,936
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization, foreign currency transaction loss, and other non-cash items	11,724	13,379
Stock-based compensation expense	26,440	19,816
Change in operating assets and liabilities, net	9,178	(36,562)

Cash provided by operating activities	85,769	11,569

Cash used in investing activities	(1,159)	(7,930)

Cash used in financing activities	(34,860)	(31,666)

Effect of exchange rates on cash and cash equivalents	1,282	(738)

Net increase (decrease) in cash and cash equivalents	51,032	(28,765)
Cash and cash equivalents, beginning of period	70,594	93,026

Cash and cash equivalents, end of period	$121,626	$64,261

PEGASYSTEMS INC.

HISTORICAL LICENSE AND CLOUD BACKLOG

(in thousands)

	2017		2016				2015
	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3
Deferred license and cloud revenue on the balance sheet:
Term license and cloud	$25,104	$29,297	$30,725	$19,627	$19,021	$18,409	$29,929	$14,123
Perpetual license	30,542	32,141	31,098	27,653	32,834	39,381	33,483	41,247

Total deferred license and cloud revenue	55,646	61,438	61,823	47,280	51,855	57,790	63,412	55,370
License and cloud contractual commitments not on the balance sheet:
Term license and cloud	422,414	416,088	434,323	352,804	309,338	287,926	322,844	287,863
Perpetual license	39,949	35,532	31,652	19,728	31,439	43,944	33,544	36,477

Total license and cloud commitments	462,363	451,620	465,975	372,532	340,777	331,870	356,388	324,340

Total license (term and perpetual) and cloud backlog	518,009	513,058	527,798	419,812	392,632	389,660	419,800	379,710

Total term license and cloud backlog	$447,518	$445,385	$465,048	$372,431	$328,359	$306,335	$352,773	$301,986

Term license and cloud backlog as a % of total license and cloud backlog	86%	87%	88%	89%	84%	79%	84%	80%